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                                                                      EXHIBIT 21

                             LIST OF SUBSIDIARIES

Citadel Realty Inc.                                              100% owned
Citadel Distribution, Inc.                                       100% owned
Citadel Acquisition Corp., Inc.                                  100% owned
Big 4 Farming LLC                                                 80% owned
Citadel Agriculture, Inc.                                        100% owned